UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2023 (May 16, 2023)

bleuacacia ltd
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41074	98-1582905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue New York, New York	10110
(Address of principal executive offices)	(Zip Code)

(212) 935-5599
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant	BLEUU	The Nasdaq Stock Market LLC

Class A ordinary shares, $0.0001 par value per share	BLEU	The Nasdaq Stock Market LLC

Rights to acquire one-sixteenth of one Class A ordinary share	BLEUR	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BLEUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 17 and May 19, 2023, bleuacacia ltd (“bleuacacia” or the “Company”) and bleuacacia sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”) entered into non-redemption agreements (the “Non-Redemption Agreements”) with four unaffiliated third parties, pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 600,000 Class A ordinary shares of the Company (“Non-Redeemed Shares”) in connection with the Extension Amendment Proposal (as defined below in Item 5.03). In exchange for the foregoing commitments not to redeem such Class A ordinary shares, the Sponsor agreed to transfer an aggregate of 150,000 Class B ordinary shares of the Company held by the Sponsor to such third parties immediately following consummation of an initial business combination if such third parties continued to hold such New Non-Redeemed Shares through the extraordinary general meeting of bleuacacia held on May 19, 2023 (the “Shareholder Meeting”). The Non-Redemption Agreements increased the amount of funds that remain in the Company’s trust account following the Shareholder Meeting.

As previously disclosed, on May 16, 2023, the Company and the Sponsor entered into non-redemption agreements with six unaffiliated third parties. In total, the Company and the Sponsor entered into non-redemption agreements with ten unaffiliated third parties, pursuant to which such third parties agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 1,500,000 Class A ordinary shares of the Company, in exchange for an aggregate of 375,000 Class B ordinary shares which the Sponsor agreed to transfer to such third parties immediately following consummation of an initial business combination if such third parties continued to hold such Class A ordinary shares of the Company through the Shareholder Meeting.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed herein as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 19, 2023, bleuacacia held the Shareholder Meeting at which bleuacacia’s shareholders approved proposals to amend bleuacacia’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) to (i) extend the date (the “Termination Date”) by which bleuacacia has to consummate a business combination (the “Articles Extension”) to August 22, 2023 (the “Articles Extension Date”) and to allow bleuacacia, without another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to six times by an additional one month each time after the Articles Extension Date, by resolution of the board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until February 22, 2024, or a total of up to nine months after May 22, 2023, unless the closing of a business combination shall have occurred prior thereto (the “Extension Amendment Proposal”); and (ii) eliminate from the Memorandum and Articles of Association the limitation that bleuacacia may not redeem public shares to the extent that such redemption would result in bleuacacia having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended), of less than $5,000,001 (the “Redemption Limitation”) in order to allow bleuacacia to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment Proposal”). The Extension Amendment Proposal and Redemption Limitation Amendment Proposal are described in more detail in bleuacacia’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 2, 2023, as amended and supplemented (the “Proxy Statement”). The final voting results for the Extension Amendment Proposal and Redemption Limitation Amendment Proposal are indicated below.

The foregoing description is qualified in its entirety by reference to the amendment to the Memorandum and Articles of Association, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

The information disclosed under Item 5.03 of this Current Report is incorporated by reference into this Item 5.07.

At the Shareholder Meeting, there were 27,071,485 ordinary shares of bleuacacia present in person, virtually over the internet or represented by proxy, representing 78.46% of the outstanding ordinary shares of bleuacacia as of April 19, 2023, the record date for the Shareholder Meeting, and constituting a quorum for the transaction of business. The shareholders approved the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal and the voting results for the proposals were as follows:

Extension Amendment Proposal

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
22,561,961	4,509,524	0

Redemption Limitation Amendment Proposal

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
22,561,961	4,509,544	0

As there were sufficient votes to approve the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, the “Adjournment Proposal” described in the Proxy Statement was not presented to shareholders.

Item 8.01	Other Events

In connection with the vote to approve the Extension Amendment Proposal, following the redemption deadline, which was May 17, 2023 at 5:00 p.m. Eastern Time, holders of 26,015,981 Class A ordinary shares of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.29 per share, for an aggregate redemption amount of approximately $267.8 million. As a result, approximately $267.8 million will be removed from the trust account established by the Company in connection with its initial public offering to redeem such shares and 1,584,019 Class A ordinary shares of the Company will remain outstanding after the redemption has been effected. Upon payment of the redemption, approximately $16.3 million will remain in the trust account.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association
10.1	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of bleuacacia ltd filed with the SEC on May 16, 2023)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2023

bleuacacia ltd

By:	/s/ Thomas Northover
Name:	Thomas Northover
Title:	Executive Director